EXHIBIT 10.3

FORM OF NON-EMPLOYEE RESTRICTED STOCK AGREEMENT

RESTRCTED STOCK AGREEMENT (hereinafter called this ‘‘Agreement’’) made as of this                 day of                     , 20     between Sona Mobile Holdings Corp., a Delaware corporation (hereinafter called the ‘‘Corporation’’), and                                  (hereinafter called the ‘‘Director’’).

WHEREAS, the Corporation desires, in connection with his or her appointment or election as a director of the Corporation or a Subsidiary (as defined below), to issue to the Director shares of the Corporation's common stock, par value $.01 per share (hereinafter called the ‘‘Common Stock’’), and thereby increase his or her proprietary interest in the continued progress and success of the business of the Corporation;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Director hereby agree as follows:

1.    Confirmation of Grant of Restricted shares.    The Corporation hereby irrevocably grants to Director on the date hereof (the ‘‘Date of Grant’’)                  shares of Common Stock (hereinafter called the ‘‘Shares’’), subject to adjustment as provided in Section 8 hereof. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation.

2.    Vesting Schedule.    The Shares shall vest as follows:

(i)                  Shares shall vest immediately on the date hereof and

(ii)                  Shares shall vest on the earliest to occur of the following (such date referred to herein as the Final Vesting Date): (a) the one year anniversary of the Grant Date, (b) the date of the director’s death or disability (as defined in Section 22(e) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’) and (c) a date of a Vesting Event (as defined below).

The term ‘‘Vesting Event’’ shall mean the sale by the Corporation of all, or substantially all, of the assets of the Corporation, or a merger, consolidation or reorganization in which the Corporation is not the surviving corporation, or the transfer of shares of the Corporation representing more than 50% of the total combined voting power of all shares in one or more transactions to a person or persons acting as a group for voting purposes.

4.    Term and Rights as Shareholder.    Except as otherwise provided herein, the Director will have the right to dividends, the right to vote and all other rights of a shareholder with respect to the Shares.

5.    Non-transferability of Shares.    The unvested Shares may not be sold, transferred, assigned, conveyed, pledged, hypothecated, mortgaged, encumbered or otherwise disposed of (whether by operation of law or otherwise). Any assignment, transfer, pledge, hypothecation or other disposition of the unvested Shares attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the unvested Shares, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the unvested Shares or any attempt to make any such levy of execution, attachment or other process will cause the Director to immediately forfeit the unvested Shares and the unvested Shares shall immediately revert back to the Corporation upon the happening of any such event if the Administrator should, at any time, in its sole discretion, so elect by written notice to the Director; provided, however, that any such forfeiture and reversion under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary may have under this Agreement or otherwise.

6.    Exercise Upon Termination of Relationship.

(a)    If the Director ceases to be a director of the Corporation or any Subsidiary because of Cause (as hereinafter defined in subsection (b) of this Section 6), the unvested Shares will immediately be forfeited and revert back to the Corporation.

(b)    The term ‘‘Cause’’ shall mean a conviction of a felony or for dishonesty, theft, disclosing trade secrets of the Corporation or any Subsidiary, entering into competition, directly or indirectly, with the Corporation or any Subsidiary while a director, or using the Corporation's or any Subsidiary's facilities or premises for the conduct of illegal or unlawful activities, transactions or business.

7.    Registration and Legends.

(a)    The Director understands that at the Grant Date the Shares have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The Director represents that the Shares are being acquired by him or her for investment for his or her account and not with a view to, or in connection with, the sale or other distribution thereof. The certificate or certificates underlying the Shares will bear the following legends:

‘‘The shares of stock represented by this certificate are subject to certain restrictions and obligations stated in and are transferable only upon compliance with the provisions of an Agreement dated                      , 200     between this Corporation and the registered holder, a copy of which Agreement is on file in the office of the Secretary of this Corporation.

‘‘The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The shares have been acquired for investment and must be held unless they are subsequently registered under the Securities Act or, in the opinion of counsel to Sona Mobile Holdings Corp., an exemption from registration under the Securities Act is available. Any routine sales of the securities which may be made in reliance upon Rule 144 under the Securities Act, if available, can be made only in limited amounts in accordance with all of the terms and conditions of that Rule.’’

8.    In order to facilitate compliance with the terms hereof, the certificate(s) representing the unvested Shares (the ‘‘Certificates’’) are being deposited in escrow with                                                             , as Escrowee, together with stock powers duly endorsed by the Director, in blank, with the Director’s signature guaranteed thereon by a bank (the ‘‘Powers’’), and shall be held and disposed of by Escrowee as follows: (a) upon receipt of written notice from the Corporation that the unvested Shares have been forfeited, the Escrowee shall deliver the Certificates and the Powers to the Corporation; and (b) upon receipt of written notice from the Corporation that the unvested Shares are no longer subject to the forfeiture provisions set forth herein, Escrowee shall deliver the Certificates and the Powers to the Director. The deposit of the Certificates and the Powers with Escrowee hereunder shall not affect the Director’s rights as holder and the legal owner of the unvested Shares. Escrowee shall be under no duty except to receive the Certificates and the Powers and dispose of same in accordance with the terms hereof. The Company may redesignate an Escrowee at any time on notice to the Director.

9.    Notices.    Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at                                                            , attention of the Chief Executive Officer. All notices to the Director shall be addressed to the Director at the address set forth below the Director's name following the Corporation's signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this Section 9.

10.    Approval of Counsel.    The issuance and delivery of the Shares pursuant to this Agreement shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of The Nasdaq Stock Market, Inc. In furtherance thereof, such counsel may request that the Director deliver such investment representation or other documents as such counsel deems necessary or appropriate.

11.    Limitation of Action.    The Director agrees that every right of action accruing to him or her and arising out of, or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

12.    Benefits of Agreement.    This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Director and all rights granted to the Corporation under this Agreement will be binding upon the Director's heirs, legal representatives and successors.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day, month and year first above written.

SONA MOBILE HOLDINGS CORP.
By:
Name:
Title:
DIRECTOR:

Name (Print):
Address: